Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated November 29, 2006, which appears on page F-1 of the annual report on Form 10-KSB of STEN Corporation and Subsidiaries for the year ended October 1, 2006, and to reference to our Firm under the caption "Experts" in the Prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

February 23, 2007